UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2018
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Shareholders on June 7, 2018.  At the Annual Meeting, shareholders considered and voted upon three proposals:
The final results of the voting on each proposal were as follows:

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Brenda J. Cushing	80,977,073	818,945	3,725,995
David S. Mulcahy	80,965,986	830,032	3,725,995
A.J. Strickland, III	78,903,030	2,892,988	3,725,995
Ms. Cushing, Mr. Mulcahy and Mr. Strickland were elected to serve for a term expiring at the 2021 Annual Meeting of Shareholders or until their successors are elected and qualified.

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
83,288,485	2,209,345	24,183	—
The appointment of KPMG LLP as our independent auditor for the 2018 fiscal year was ratified.

3.	Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
77,150,693	4,607,860	37,464	3,725,996
The shareholders approved, on an advisory basis, the compensation of our named executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 8, 2018

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
John M. Matovina
Chief Executive Officer and President